TRUEBLUE REPORTS FIRST QUARTER 2021 RESULTS
Broad-based revenue recovery underway across all segments

TACOMA, WASH. - Apr. 26, 2021 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2021.

First quarter revenue was $459 million, a decrease of 7 percent compared to revenue of $494 million in the first quarter of 2020. Net income per diluted share was $0.20 compared to net loss per diluted share of $4.04 in the first quarter of 2020. Included in the results for the first quarter of 2020 is a non-cash goodwill and intangible asset impairment charge of $175 million, which is equivalent to $152 million after tax or $4.08 per diluted share. First quarter adjusted net income1 per diluted share was $0.25 compared to adjusted net loss per diluted share of $0.01 in the first quarter of 2020.

“We had a strong start to the year driven by revenue recovery across all segments and disciplined cost management,” said Patrick Beharelle, CEO of TrueBlue. “We are seeing encouraging new business wins and recovery of existing client volumes, including some of the markets that were hit the hardest last year. Our focus on efficiently managing costs while ensuring we continue to invest in sales resources and digital strategies has allowed us to accelerate our strategic priorities and emerge stronger as the economy begins to shift back to growth.

“Our efforts are producing competitive differentiation and in the case of PeopleReady, JobStack heavy client users continue to show higher revenue growth compared to the rest of the customer base,” Mr. Beharelle continued. “We are excited about our market positioning and ability to increase market share.”

2021 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss first quarter 2021 results on a webcast at 2:30 p.m. PT (5:30 p.m. ET), today, Monday, Apr. 26, 2021. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2020, TrueBlue connected approximately 490,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (4) our ability to attract and retain clients, (5) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (6) our ability to maintain profit margins, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to successfully execute on business strategies to further digitalize our business model, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at

www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended
(in thousands, except per share data)	Mar 28, 2021	Mar 29, 2020
Revenue from services	$458,706	$494,252
Cost of services	348,132	368,093
Gross profit	110,574	126,159
Selling, general and administrative expense	97,401	117,381
Depreciation and amortization	6,962	9,094
Goodwill and intangible asset impairment charge	—	175,189
Income (loss) from operations	6,211	(175,505)
Interest expense and other income, net	575	263
Income (loss) before tax expense (benefit)	6,786	(175,242)
Income tax benefit	(112)	(24,748)
Net income (loss)	$6,898	$(150,494)

Net income (loss) per common share:
Basic	$0.20	$(4.04)
Diluted	$0.20	$(4.04)

Weighted average shares outstanding:
Basic	34,674	37,255
Diluted	35,066	37,255

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 28, 2021	Dec 27, 2020
ASSETS
Cash and cash equivalents	$88,006	$62,507
Accounts receivable, net	260,108	278,343
Other current assets	35,897	38,035
Total current assets	384,011	378,885
Property and equipment, net	76,109	71,734
Restricted cash and investments	231,178	240,534
Goodwill and intangible assets, net	122,038	123,802
Other assets, net	166,101	165,622
Total assets	$979,437	$980,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$48,168	$58,447
Accrued wages and benefits	126,906	122,657
Current portion of workers’ compensation claims reserve	62,005	66,007
Other current liabilities	21,410	21,856
Total current liabilities	258,489	268,967
Workers’ compensation claims reserve, less current portion	191,989	189,486
Other long-term liabilities	83,332	84,934
Total liabilities	533,810	543,387
Shareholders’ equity	445,627	437,190
Total liabilities and shareholders’ equity	$979,437	$980,577

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(in thousands)	Mar 28, 2021	Mar 29, 2020
Cash flows from operating activities:
Net income (loss)	$6,898	$(150,494)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,962	9,094
Goodwill and intangible asset impairment charge	—	175,189
Allowance for credit losses	207	3,289
Stock-based compensation	3,343	1,508
Deferred income taxes	(5,002)	(23,432)
Non-cash lease expense	3,920	3,763
Other operating activities	(438)	5,375
Changes in operating assets and liabilities:
Accounts receivable	18,025	45,407
Income tax receivable	4,910	435
Operating lease right-of-use-asset	3,501	—
Other assets	(4,578)	5,958
Accounts payable and other accrued expenses	(9,633)	(28,443)
Accrued wages and benefits	4,249	(11,733)
Workers’ compensation claims reserve	(1,499)	(2,163)
Operating lease liabilities	(3,320)	(3,811)
Other liabilities	338	(2,334)
Net cash provided by operating activities	27,883	27,608
Cash flows from investing activities:
Capital expenditures	(10,003)	(7,028)
Purchases of restricted available-for-sale investments	(14)	(1,149)
Sales of restricted available-for-sale investments	452	1,269
Maturities of restricted held-to-maturity investments	6,371	6,168
Net cash used in investing activities	(3,194)	(740)
Cash flows from financing activities:
Purchases and retirement of common stock	—	(52,348)
Net proceeds from employee stock purchase plans	255	323
Common stock repurchases for taxes upon vesting of restricted stock	(2,555)	(1,792)
Net change in revolving credit facility	—	256,400
Other	(94)	(508)
Net cash provided by (used in) financing activities	(2,394)	202,075
Effect of exchange rate changes on cash, cash equivalents and restricted cash	262	(1,738)
Net change in cash, cash equivalents, and restricted cash	22,557	227,205
Cash, cash equivalents and restricted cash, beginning of period	118,612	92,371
Cash, cash equivalents and restricted cash, end of period	$141,169	$319,576

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 28, 2021	Mar 29, 2020
Revenue from services:
PeopleReady	$260,392	$299,294
PeopleManagement	151,754	141,614
PeopleScout	46,560	53,344
Total company	$458,706	$494,252

Segment profit (loss) (1):
PeopleReady	$11,860	$7,655
PeopleManagement	3,116	(314)
PeopleScout	4,037	2,508
Total segment profit	19,013	9,849
Corporate unallocated expense	(5,619)	(5,209)
Total company Adjusted EBITDA (2)	13,394	4,640
Work Opportunity Tax Credit processing fees (3)	(135)	(135)
Amortization of software as a service assets (4)	(673)	(552)
Goodwill and intangible asset impairment charge	—	(175,189)
Workforce reduction costs (5)	(70)	(1,308)
COVID-19 government subsidies	1,743	—
Other adjustments, net (6)	(1,086)	6,133
EBITDA (2)	13,173	(166,411)
Depreciation and amortization	(6,962)	(9,094)
Interest expense and other income, net	575	263
Income (loss) before tax benefit	6,786	(175,242)
Income tax benefit	112	24,748
Net income (loss)	$6,898	$(150,494)
(1)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(2)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(3)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.
(4)Amortization of software as a service assets is reported in selling, general and administrative expense.
(5)Workforce reduction costs for the 13 weeks ended March 31, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19.
(6)Other adjustments for the 13 weeks ended March 28, 2021 primarily include lease expense of $0.8 million incurred during the build-out phase of our Chicago office and implementation costs for cloud-based systems of $0.1 million. Other adjustments for the 13 weeks ended March 31, 2020 primarily include implementation costs for cloud-based systems of $0.5 million, offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
- interest expense and other income, net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- amortization of software as a service assets,
- goodwill and intangible asset impairment charge,
- workforce reductions costs,
- COVID-19 government subsidies, and
- other adjustments, net.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss) per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- amortization of software as a service assets,
- goodwill and intangible asset impairment charge,
- workforce reduction costs,
- COVID-19 government subsidies
- other adjustments, net,
- tax effect of each adjustment to U.S. GAAP net income (loss), and
- adjustment of income taxes to our normalized long-term expected tax rate for periods prior to Q2 2020.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.
1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Mar 28, 2021	Mar 29, 2020
Net income (loss)	$6,898	$(150,494)
Amortization of intangible assets of acquired businesses	1,885	4,004
Amortization of software as a service assets (1)	673	552
Goodwill and intangible asset impairment charge	—	175,189
Workforce reduction costs (2)	70	1,308
COVID-19 government subsidies	(1,743)	—
Other adjustments, net (3)	1,086	(6,133)
Tax effect of adjustments to net income (loss) (4)	33	(20,990)
Adjustment of income taxes to normalized effective rate (5)	—	(3,719)
Adjusted net income (loss)	$8,902	$(283)

Adjusted net income (loss) per diluted share	$0.25	$(0.01)

Diluted weighted average shares outstanding	35,066	37,255

2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Mar 28, 2021	Mar 29, 2020
Net income (loss)	$6,898	$(150,494)
Income tax benefit	(112)	(24,748)
Interest expense and other (income), net	(575)	(263)
Depreciation and amortization	6,962	9,094
EBITDA	13,173	(166,411)
Work Opportunity Tax Credit processing fees (6)	135	135
Amortization of software as a service assets (1)	673	552
Goodwill and intangible asset impairment charge	—	175,189
Workforce reduction costs (2)	70	1,308
COVID-19 government subsidies	(1,743)	—
Other adjustments, net (3)	1,086	(6,133)
Adjusted EBITDA	$13,394	$4,640

(1)Amortization of software as a service assets is reported in selling, general and administrative expense.

(2)Workforce reduction costs for the 13 weeks ended March 31, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19.

(3)Other adjustments for the 13 weeks ended March 28, 2021 primarily include lease expense of $0.8 million incurred during the build-out phase of our Chicago office and implementation costs for cloud-based systems of $0.1 million. Other adjustments for the 13 weeks ended March 31, 2020 primarily include implementation costs for cloud-based systems of $0.5 million, offset by a $6.3 million benefit from a reduction in expected costs to comply with the Affordable Care Act.

(4)Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the effective income tax rate benefit of 2 percent for Q1 2021 and the expected long-term ongoing income tax rate expense of 12 percent for Q1 2020.

(5)Adjustment of the effective income tax rate to the expected long-term ongoing rate of 12 percent for Q1 2020. Beginning in Q2 2020, we decided not to adjust our GAAP tax rate in our adjusted net income (loss) calculation until our profitability rises to a more substantial level.

(6)These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.